UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2007

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 25, 2007 the Board of Directors and the Compensation Committee of the Board of Directors of Tyson Foods, Inc. (the “Company”) met to approve the matters discussed in Item 5.02 and Item 5.03 below. Due to changes in the by-laws approved at the meeting by the Board of Directors in regards to the position of Chairman of the Board of the Company and in the duties assigned to such position, John Tyson, the current Chairman of the Board, ceased to be an “executive officer” of the Company and in future fiscal years is not expected to be a “named executive officer” of the Company.

At the September 25, 2007 meeting, the Compensation Committee of the Board of Directors approved a new contract for Mr. Tyson, which was made effective as of September 28, 2007. The new contract replaces (i) Mr. Tyson’s Restated Employment Agreement with the Company, dated as of July 29, 2003, as amended by the Executive Amendment effective as of December 10, 2004 (as amended, the “Original Agreement”), and (ii) the ten year Senior Executive Employment Agreement attached to the Original Agreement that the parties were to enter into at the end of the term of the Original Agreement. The description of the by-law amendments and the material terms and conditions of the new contract between the Company and John Tyson (the “Agreement”) outlining Mr. Tyson’s new duties are set forth below under Items 5.03 and 5.02(e), respectively, and are incorporated herein by reference.

(e) John Tyson. The Company has entered into the Agreement with John Tyson, to be effective as of September 28, 2007, pursuant to which the parties voluntarily and mutually agreed, among other things:

•

to cancel the Original Agreement, including, but not limited to, the provision of an annual base salary of $1,170,000 and the eligibility for any annual bonus to John Tyson as an executive officer of the Company;

•

to reduce John Tyson’s existing grant of restricted Class A common stock of the Company from 1,561,393 shares to 780,000 shares, such restricted stock to vest on February 12, 2008 in accordance with the same terms as the Original Agreement or on such earlier date as provided in the Agreement;

•	to cancel any and all unvested performance stock awards to receive shares of Class A common stock of the Company granted to John Tyson pursuant to the Original Agreement; and
•	to cancel the obligation of the Company to enter into the Senior Executive Employment Agreement contemplated by the Original Agreement and to replace it with the Agreement.

In addition, the parties agreed that all existing and outstanding stock options granted to John Tyson to acquire shares of Class A common stock of the Company will continue pursuant to the terms and conditions of the applicable stock option award agreement and will vest in accordance with their terms or on such earlier date as provided in the Agreement. The parties have agreed to cancel and terminate any future grants to John Tyson that were contemplated by the Original Agreement.

The Agreement will commence on September 28, 2007 and will expire on September 27, 2017 unless terminated earlier. John Tyson’s employment with the Company will be limited to the performance of certain advisory and limited public relations services not to exceed twenty (20) hours per month.

The Agreement provides for a payment of $300,000 per annum to Mr. Tyson. Mr. Tyson is also eligible (i) to participate in any benefit plan or program maintained by the Company other than plans or programs related to Company bonus, equity compensation or long-term disability, (ii) to receive coverage under all employee pension and welfare benefit programs, plans and practices in accordance with the terms thereof and which the Company generally makes available to its most senior officers and (iii) the Company shall provide Mr. Tyson, his spouse and his eligible dependents with healthcare, hospitalization, medical, long term care, vision, dental, and other similar insurance coverage or benefits (collectively, the “Health Coverage”) at such coverage levels and upon such terms and conditions as shall otherwise be made available to any of the most senior officers of the Company. Unless the Agreement is terminated by the Company for “Cause” or voluntarily by Mr. Tyson (other than by reason of the Company’s breach of the Agreement), after the expiration or termination of the term of the Agreement, the Company will continue to provide Health Coverage to Mr. Tyson, his spouse and his eligible dependents consistent with the terms of the Agreement. In addition, during the term of the Agreement, Mr. Tyson will be permitted to participate in any benefit plan or arrangement, including reimbursement of business related expenses, in each case solely to the extent such benefits are generally available to employees of the Company. Mr. Tyson also will be eligible to receive benefit payments under the Company’s Supplemental Executive Retirement Plan (“SERP”). In accordance with the terms of the SERP, the first annual payment of SERP benefits to Mr. Tyson will be made in April 2008. The annual payment made to Mr. Tyson under the SERP will be $175,195.70 (which represents the total grossed-up benefit amount) less any required tax withholdings.

During the term of the Agreement, certain perquisites are available to Mr. Tyson which are substantially similar to the perquisites that were available to Mr. Tyson pursuant to the Original Agreement and would have been available under the Senior Executive Employment Agreement, including but not limited to:

•	reimbursement for annual dues incurred by Mr. Tyson for one country club membership;
•	use of, and the payment of all reasonable expenses for, an automobile;
•

personal use of the Company-owned aircraft for up to one hundred twenty (120) hours per year; provided, however, that Mr. Tyson’s personal use of the Company-owned aircraft must be approved pursuant to the Company’s then existing aircraft approval policy and must not interfere with the Company’s use of the Company-owned aircraft.  As part of such personal use, Mr. Tyson may designate such number of additional passengers on such Company-owned aircraft as seating permits, and Mr. Tyson need not be one of the passengers;

•	payment of or reimbursement for reasonable costs incurred by Mr. Tyson for tax and estate planning advice;
•	reimbursement from or payment by the Company for the annual premium payment on Mr. Tyson’s existing $7,500,000 life insurance policy;
•

use of, and the payment of all reasonable expenses associated with, mobile telephone (Mr. Tyson will pay the same monthly fee charged to other employees of the Company for a mobile telephone), home telephone and internet lines and secretarial, administrative and bookkeeping support and services similar to or consistent with those previously provided by the Company to Mr. Tyson;

•

reasonable personal use of Company-owned entertainment assets; provided, however, that such use must be approved pursuant to the Company’s then existing approval policy and such personal use of such assets must not interfere with their business use; and

•	up to 1,500 hours per year of security services to be designated by Mr. Tyson, to be valued at $40 per hour.

The Company is also obligated to reimburse and gross-up Mr. Tyson for any and all income tax liability incurred by Mr. Tyson in connection with such perquisites.

In the event of Mr. Tyson’s death during the term of the Agreement, Mr. Tyson’s estate will receive a single payment equal to the remaining annual payments that would have been made to Mr. Tyson for the period of time between the date of his death and September 27, 2017 and his spouse and eligible dependents will continue to receive Health Coverage. In addition, from and after the earlier of the expiration or termination of the Agreement and the date of Mr. Tyson’s death, upon written notice of Mr. Tyson or his legal representative to the Company, the Company will terminate and redeem all outstanding and unexercised stock options (vested and unvested) then held by Mr. Tyson in exchange for a single payment equal to the aggregate difference between (i) the fair market value of the stock represented by such stock options as determined as of the close of the Company’s business on the date of the occurrence of the event giving rise to application less (ii) the strike price for such stock under the applicable stock options. If the Agreement is terminated by the Company for “Cause”, or by Mr. Tyson (other than by reason of the Company’s breach of this Agreement), the obligations of the Company under the Agreement will cease.

The Agreement provides for the acceleration of vesting of the equity based compensation awards held by Mr. Tyson upon the occurrence of a change of control (as defined in the Agreement) of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change of control does not include any event as a result of which one or more of the following persons or entities possess, immediately after such event, over fifty percent of the combined voting power of the Company or any successor entity: (a) Don Tyson; (b) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual; or (c) any entity in which one or more individuals or estates described in the preceding clauses (a) and (b) possess over fifty percent of the combined voting power or beneficial interests of such entity. If such a change of control occurs, any stock option or restricted stock that have been previously granted to Mr. Tyson will vest (to the extent not already vested) sixty days after the occurrence of the change of control. If Mr. Tyson is terminated by the Company for reasons other than “Cause” during such sixty day period, all of the unvested restricted stock and stock options then held by Mr. Tyson will vest on the date of termination.

The Agreement also provides that Mr. Tyson will be subject to confidentiality and nondisparagement provisions with respect to the Company during and following the term of the Agreement. In addition, the Agreement provides for a one-year non-competition and non-solicitation obligation from Mr. Tyson during the first year of the term of the Agreement. The Agreement also provides that Mr. Tyson will receive all rights of indemnification and related benefits consistent with and on terms no less favorable than those extended by the Company or its affiliates to any former, then current or future officer, director or fiduciary of the Company or its affiliates.

John Tyson is continuing to serve the Company as Chairman of the Board in a non-executive capacity following the changes. Any officer at the Company that previously reported to Mr. Tyson will now report to the Company’s chief executive officer. The Company believes that its payments and stock awards, in the aggregate, to John Tyson will be substantially less under the new arrangements with Mr. Tyson pursuant to the Agreement than what would have been paid and awarded to Mr. Tyson pursuant to the Original Agreement.

The Company entered into an Indemnity Agreement with John Tyson (the “Indemnity Agreement”) to be effective on September 28, 2007. Pursuant to the Indemnity Agreement, the Company has agreed to indemnify and hold Mr. Tyson harmless from and against certain types of future claims, demands, damages, actions, causes of action, liabilities, losses and expenses associated with Mr. Tyson’s future service to the Company, including his service as an advisor. The terms and conditions of the Indemnity Agreement are substantially similar to those set forth in the form of Indemnity Agreement that has been entered into by the directors and officers of the Company.

The full text of the press release issued in connection with the changes in the duties assigned to the position of Chairman of the Board and the Company’s continuing execution of succession planning is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Richard L. Bond.

As of September 28, 2007, the Company and Richard L. Bond, the Company’s Chief Executive Officer, entered into a Restricted Stock Unit Agreement (the “New RSU Award”) whereby the Company granted Mr. Bond an award of restricted stock units representing the right to receive 853,589.7829 shares of the Company’s Class A common stock (the “Restricted Stock Units”) pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan, which Restricted Stock Units are scheduled to vest on February 12, 2008. In conjunction with such award, the Company and Mr. Bond agreed to cancel and terminate the Restricted Stock Agreement, dated July 29, 2003, between the Company and Mr. Bond (the “Original Award”), and Mr. Bond agreed to forfeit the 853,589.7829 shares of restricted stock granted pursuant to the Original Award, which originally were scheduled to vest on February 12, 2008.

Pursuant to the terms and conditions of the New RSU Award, the Company will issue to Mr. Bond one share of common stock for each vested Restricted Stock Unit then held by Mr. Bond on the earlier of the following dates (the “Payment Date”): (i) the first business day of the fiscal year beginning after the date on which Mr. Bond separates from service, within the meaning of Section 409A of the Internal Revenue Code, as amended (the “Code”), and (ii) if the vesting date is accelerated due to a change of control (as defined in the New RSU Award) and such change in control is a “change in control event” within the meaning of Section 409A of the Code, then the Payment Date will be such new vesting date. All of the Restricted Stock Units will vest on February 12, 2008, or on such earlier date as otherwise provided in the New RSU Award. The difference in the timing of the Payment Date pursuant to the New RSU Award and the original vesting date under the Original Award is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing summaries of the Agreement, the Indemnity Agreement and the New RSU Award do not purport to be complete descriptions of such agreements and are subject to and qualified in their entirety by reference to the text of the Agreement and the New RSU Award, each of which is attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference into this Item 5.02.

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On September 25, 2007, the Company amended and restated its By-Laws to delete certain obsolete concepts no longer applicable to the Company. The amendments to the Company’s By-Laws clarify that the Chairman of the Board is not an officer of the Company.

The foregoing summary of amendments to the Company’s By-Laws does not purport to be a complete description of such amendments and is subject to and qualified in its entirety by reference to the text of the Fourth Amended and Restated By-Laws, which is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
3.2	Fourth Amended and Restated Bylaws
10.1	Agreement, dated as of September 28, 2007, between the Company and John Tyson
10.2	Indemnity Agreement, dated as of September 28, 2007, between the Company and John Tyson
10.3	Restricted Stock Unit Agreement, dated as of September 28, 2007, between the Company and Richard L. Bond
99.1	Press release, dated September 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 28, 2007	By:	/s/ Wade Miquelon

	Name:	Wade Miquelon
	Title:	Executive Vice President & Chief Financial Officer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated September 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.2	Fourth Amended and Restated Bylaws
10.1	Agreement, dated as of September 28, 2007, between the Company and John Tyson
10.2	Indemnity Agreement, dated as of September 28, 2007, between the Company and John Tyson
10.3	Restricted Stock Unit Agreement, dated as of September 28, 2007, between the Company and Richard L. Bond
99.1	Press release, dated September 28, 2007